                                                                  EXHIBIT 4.2(a)

                             EQUISTAR CHEMICALS, LP
                          EQUISTAR FUNDING CORPORATION
                             8 1/2% Notes Due 2004
                             8 3/4% Notes Due 2009

                                 ______________

                          FIRST SUPPLEMENTAL INDENTURE
                         Dated as of February 16, 1999

                                 _____________

                              The Bank of New York
                                    TRUSTEE

FIRST SUPPLEMENTAL INDENTURE dated as of February 16, 1999 among Equistar Chemicals, LP, a Delaware limited partnership ("Equistar"), Equistar Funding Corporation, a Delaware corporation ("Equistar Funding" and, together with Equistar, the "Issuers"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

W I T N E S S E T H:

     WHEREAS, the Issuers have heretofore entered into an Indenture, dated as of January 15, 1999 (the "Original Indenture"), with the Trustee;

     WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this First Supplemental Indenture, is herein called the "Indenture";

     WHEREAS, under the Original Indenture, a new series of Initial Securities may at any time be established pursuant to a supplemental indenture executed by the Issuers and the Trustee;

     WHEREAS, the Issuers propose to create under the Indenture two new series of Initial Securities; and

     WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make it a valid and binding obligation of each of the Issuers have been done or performed.

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     ARTICLE I

     Section 1.01   Establishment and Terms.

     (a) There is hereby established a new series of Initial Securities to be issued under the Indenture, to be designated as the Issuers' 8 1/2% Notes Due 2004 (the "8 1/2% Notes").

     There are to be authenticated and delivered $300,000,000 principal amount of 8 1/2% Notes to be issued at 99.992% of principal amount. The 8 1/2% Notes shall be issued in definitive fully registered form.

     The 8 1/2% Notes shall be issued in the form of three Global Securities in substantially the form set out in Exhibit A hereto and as further provided in
Section 1.03. The initial Depositary with respect to the 8 1/2% Notes shall be The Depository Trust Company ("DTC").

     There shall be no limit upon the aggregate principal amount of 8 1/2% Notes that may be authenticated and delivered under this Indenture.

     The 8 1/2% Notes will mature on February 15, 2004.

     The 8 1/2% Notes will bear interest at the rate of 8 1/2% per annum. Interest Payment Dates will be February 15 and August 15 of each year. The first Interest Payment Date will be August 15, 1999. Interest shall be paid to the Person in whose name the applicable 8 1/2% Note is registered at the close of business on February 1, in the case of the February 15 Interest Payment Date, and August 1, in the case of the August 15 Interest Payment Date. Interest will accrue from February 16, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months. No Additional Amounts will be payable on the 8 1/2% Notes.

     The 8 1/2% Notes will be redeemable as provided in Section 1.02.

     The 8 1/2% Notes will not be subject to a sinking fund.

     The 8 1/2% Notes are being sold pursuant to Rule 144A and Regulation S under the Securities Act of 1933. They are entitled to the benefits of the Registration Rights Agreement and Section 4.03(b) of the Original Indenture. The 8 1/2% Notes shall, together with any Exchange Securities for which the 8 1/2% Notes are exchanged pursuant to the Registration Rights Agreement, constitute a single series of Securities under the Indenture.

     All payments of principal, premium (if any) and interest on the 8 1/2% Notes shall be made in accordance with Section 4.02 of the Original Indenture.

     The 8 1/2% Notes shall be subject to the restrictions on transfer and exchange set forth in Section 1.03, which restrictions on transfer and exchange shall amend, supplement, modify or supersede those contained in Article II of the Original Indenture to the extent applicable.

     (b) There is hereby established a new series of Initial Securities to be issued under the Indenture, to be designated as the Issuers' 8 3/4% Notes Due 2009 (the "8 3/4% Notes").

     There are to be authenticated and delivered $600,000,000 principal amount of 8 3/4% Notes to be issued at 99.718% of principal amount. The 8 3/4% Notes shall be issued in definitive fully registered form.

     The 8 3/4% Notes shall be issued in the form of four Global Securities in substantially the form set out in Exhibit A hereto and as further provided in
Section 1.03. The initial Depositary with respect to the 8 3/4% Notes shall be The Depository Trust Company.

     There shall be no limit upon the aggregate principal amount of 8 3/4% Notes that may be authenticated and delivered under this Indenture.

     The 8 3/4% Notes will mature on February 15, 2009.

     The 8 3/4% Notes will bear interest at the rate of 8 3/4% Notes per annum. Interest Payment Dates will be February 15 and August 15 of each year. The first Interest Payment Date will be August 15, 1999. Interest shall be paid to the Person in whose name the applicable 8 3/4% Note is registered at the close of business on February 1, in the case of the February 15 Interest Payment Date, and August 1, in the case of the August 15 Interest Payment Date. Interest will accrue from February 16, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months. No Additional Amounts will be payable.

     The 8 3/4% Notes will be redeemable as provided in Section 1.02.

     The 8 3/4% Notes will not be subject to a sinking fund.

     The 8 3/4% Notes are being sold pursuant to Rule 144A and Regulation S under the Securities Act of 1933. They are entitled to the benefits of the Registration Rights Agreement and Section 4.03(b) of the Original Indenture. The 8 3/4% Notes shall, together with any Exchange Securities for which the 8 3/4% Notes are exchanged pursuant to the Registration Rights Agreement, constitute a single series of Securities under the Indenture.

     All payments of principal, premium (if any) and interest on the 8 3/4% Notes shall be made in accordance with Section 4.02 of the Original Indenture.

     The 8 3/4% Notes shall be subject to the restrictions on transfer and exchange set forth in Section 1.03, which restrictions on transfer and exchange shall amend, supplement, modify or supersede those contained in Article II of the Original Indenture to the extent applicable.

     SECTION 1.02.      Optional Redemption.

     The 8 1/2% Notes and the 8 3/4% Notes (together the "Notes") will be redeemable only in accordance with this Section 1.02.

     Each of the 8 1/2% Notes and the 8 3/4% Notes will be redeemable, in whole or in part, at any time at the option of the Issuers at a redemption price (the "Redemption Price") equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, or (ii) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest of the Notes to be redeemed discounted to the date of redemption (the "Redemption Date") on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued but unpaid interest to the Redemption Date.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of the Notes to be redeemed. Unless the Issuers default in payment of the Redemption Price, interest will cease to accrue on the Notes to be redeemed, or portions thereof called for redemption on and after the Redemption Date.

     CERTAIN DEFINITIONS

     "Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, plus 0.25%.

     "Comparable Treasury Issue" means the United States Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the 8 1/2% Notes or the 8 3/4% Notes, as applicable, to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such 8 1/2% Notes or the 8 3/4% Notes, as applicable.

     "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (a) the average of the Reference Treasury Dealer Quotations for such Redemption Date or (b) if the Issuers obtain only one Reference Treasury Dealer Quotation, the Reference Treasury Dealer Quotation.

     "Quotation Agent" means one of the Reference Treasury Dealers appointed by the Issuers and certified to the Trustee by the Issuers.

     "Reference Treasury Dealer" means each of Chase Securities Inc., NationsBanc Montgomery Securities LLC, ABN AMRO Incorporated, BNY Capital Markets, Inc., First Chicago Capital Markets, Inc. and J.P. Morgan Securities Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government Securities dealer in New York City (a "Primary Treasury Dealer"), the Issuers shall substitute therefor another Primary Treasury Dealer and certify same to the Trustee.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Issuers and certified to the Trustee by the Issuers, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuers by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

     SECTION 1.03      Form; Restrictions on Transfer and Exchange.

     (a) Rule 144A Global Notes. The Notes offered and sold to "qualified institutional buyers" (which term shall have the meaning assigned to it in Rule 144A under the Securities Act of 1933 (the "Act")) in the United States of America in reliance on Rule 144A will be issued as permanent Global Securities (the "Rule 144A Global Notes"), without interest coupons, substantially in the form of Exhibit A. The Rule 144A Global Notes will be duly executed by the Issuers, authenticated by the Trustee and deposited with the Trustee, on behalf of DTC.

     (b) Regulation S Global Notes. Notes offered and sold in offshore transactions to Non-U.S. Persons (which term shall have the meaning assigned to it in Regulation S under the Act ("Regulation S") in reliance on Regulation S will initially be issued in the form of one or more registered notes in temporary global form, without interest coupons (collectively, the "Regulation S Temporary Global Notes"), substantially in the form of Exhibit A hereto. Beneficial interests in the Regulation S Temporary Global Notes will be exchanged for beneficial interests in a corresponding note in permanent global form (the "Regulation S Permanent Global Notes" and, together with the Regulation S Temporary Global Notes, the "Regulation S Global Notes") within a reasonable period after the expiration of the Restricted Period (as defined below) upon certification that the beneficial interests in the Regulation S Temporary Global Notes are owned by either Non-U.S. Persons or U.S. persons who purchased such interests pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Act.

     Each Regulation S Global Note will be deposited with, or on behalf of, a custodian for DTC for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) at Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), or Cedel Bank, societe anonyme ("Cedel"). Prior to the 40th day after the later of the commencement of the offering of the Notes and February 16, 1999 (such period through and including such 40th day, the "Restricted Period"), interests in the Regulation S Temporary Global Notes may only be held through Euroclear or Cedel (as indirect participants in DTC) unless exchanged for interests in the Rule 144A Global Notes.

          (c) Exchanges Among the Global Notes. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Temporary Global Notes to a transferee who takes delivery of such interest through the applicable Rule 144A Global Note will be made only in accordance with applicable procedures and upon receipt by the

Trustee of a written certification from the transferor of the beneficial interest substantially in the form of Exhibit B hereto.

          Transfers by an owner of a beneficial interest in a Rule 144A Global Note to a transferee who takes delivery of such interest through a Regulation S Global Note, whether before or after the expiration of the Restricted Period, will be made only upon receipt by the Trustee of a certification from the transferor substantially in the form of Exhibit C hereto.

ARTICLE II

     SECTION 2.01. All moneys paid by the Issuers to the Trustee or a Paying Agent for the payment of principal of (or premium, if any) or interest, if any, on any Note that remains unclaimed for two years after such principal, premium or interest becomes due and payable will be repaid to the Issuers, and the holders of such Notes will (subject to applicable abandoned property or similar laws) thereafter, as unsecured general creditors, look only to the Issuers.

     SECTION 2.02. The recitals in this First Supplemental Indenture are made by the Issuers only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the 8 1/2% Notes or the 8 3/4% Notes, as applicable, and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

     SECTION 2.03. The Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument; provided that, in case of conflict between this First Supplemental Indenture and the Original Indenture, this First Supplemental Indenture shall control.

     SECTION 2.04. This First Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

     SECTION 2.05. Nothing in the Indenture expressed or implied is intended or shall be construed to confer upon, or to give or grant to, any person or entity, other than the Issuers, the Trustee, the Paying Agent and the registered owners of the Notes, any right, remedy or claim under or by reason of the Indenture or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in the Indenture contained by and on behalf of the Issuers shall be for the sole and exclusive benefit of the Issuers, the Trustee, the Paying Agent and the registered owners of the Notes.

     SECTION 2.06. Neither the Issuers nor the Trustee will have any responsibility for the performance of DTC, Euroclear or Cedel, or any of their participants, direct or indirect, of their respective obligations under the rules and procedures governing their operations.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.


                                        EQUISTAR CHEMICALS, LP

                                        By: /s/ Gerald A. O'Brien

                                          Name:  Gerald A. O'Brien
                                          Title: Vice President and General
                                                 Counsel

                                        EQUISTAR FUNDING CORPORATION

                                        By: /s/ Gerald A. O'Brien

                                          Name:  Gerald A. O'Brien
                                          Title: Vice President and General
                                                 Counsel

                                        THE BANK OF NEW YORK, AS TRUSTEE

                                        By: /s/ Van K. Brown

                                          Name:  Van K. Brown
                                          Title: Assistant Vice President

                                                                       EXHIBIT A

FORM OF NOTE


                              [FACE OF SECURITY]



                                                         [Rule 144A Global Note]
                                            [Regulation S Temporary Global Note]
                                            [Regulation S Permanent Global Note]


          [THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATIONS UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, OR DELIVERED, EXCEPT AS PERMITTED BELOW.

          NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE (AS DEFINED HEREAFTER).]/1/

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE
------------
/1/   To be included in a Regulation S Temporary Global Note.

REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

          [Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), shall act as the Depositary until a successor shall be appointed by the Issuers and the Registrar. Unless this certificate is presented by an authorized representative of DTC to the Issuers or their agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]/2/


------------
/2/   To be included in any Global Note.

                             EQUISTAR CHEMICALS, LP

                          EQUISTAR FUNDING CORPORATION

                             ____% NOTE DUE ______


No. ___                                                   CUSIP No. _________
                                                                      $

          Equistar Chemicals, LP, a Delaware limited partnership (the "Partnership," which term includes any successor Person under the Indenture hereinafter referred to), and Equistar Funding Corporation, a Delaware corporation (the "Corporation," which term includes any successor person under the Indenture hereinafter referred to, and, together with the Partnership, the "Issuers"), for value received promises to pay to _________ or registered assigns, the principal sum of_______________ Dollars[, or such greater or lesser amount as indicated on the Schedule of Exchanges of Securities hereto,]/2/ on February 15, _____.

          Interest Payment Dates:   February 15 and August 15
          Record Dates:             February 1 and August 1

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, each of the Partnership and the Corporation has caused this Security to be signed manually or by facsimile by their respective duly authorized officers.

Dated: February 16, 1999

                             EQUISTAR CHEMICALS, LP


                             By:
                                ---------------------------------
                              Name:
                              Title:


                             By:
                                ---------------------------------
                              Name:
                              Title:

---------------
/2/   To be included in any Global Note.

                             EQUISTAR FUNDING CORPORATION


                             By:
                                ---------------------------------
                              Name:
                              Title:


                             By:
                                ---------------------------------
                              Name:
                              Title:


Certificate of Authentication:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK


By:                                              Dated: February 16, 1999
   -----------------------------------
     Authorized Signatory

                             [REVERSE OF SECURITY]

                             EQUISTAR CHEMICALS, LP
                          EQUISTAR FUNDING CORPORATION

                              ____% NOTE DUE _____

          This Security is one of a duly authorized issue of ____% Notes Due _____ (the "Securities") of Equistar Chemicals, LP, a Delaware limited partnership (the "Partnership") and Equistar Funding Corporation, a Delaware corporation (the "Corporation" and together referred to as the "Issuers").

          1. Interest. The Issuers promise to pay interest on the principal amount of this Security at ____% per annum from February 16, 1999 until maturity. The Issuers will pay interest semiannually on February 15 and August 15 of each year (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Securities will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from February 16, 1999; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be August 15, 1999. The Issuers shall pay interest on overdue principal from time to time on demand at a rate equal to the interest rate then in effect; they shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. Method of Payment. The Issuers will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the record date next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect principal payments. The Issuers will pay the principal of and interest on the Securities in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Issuers, however, may pay such amounts by check payable in such money. The Issuers may make payments in respect of the Securities evidenced by a Global Security (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Holder of the Global Security. In all other cases, payment of interest may be made at the option of the Issuers by check to a Holder's registered address.

          3. Paying Agent and Registrar. Initially, The Bank of New York (the "Trustee"), the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar, co-registrar or additional paying agent without notice to any Holder. The Partnership, the Corporation, or any of the Partnership's subsidiaries may act in any such capacity.

          4. Indenture. The Issuers issued the Securities under an Indenture dated as of January 15, 1999 among the Partnership, the Corporation and the Trustee, as supplemented by the First Supplemental Indenture dated as of February 16, 1999 (the "Indenture"). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of execution of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Securities are unsecured general obligations of the Issuers and are unlimited in aggregate principal amount. The Indenture provides for the issuance of other series of debt securities (including the Securities, the "Debt Securities") thereunder.

          5. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Securities during the period between a record date and the corresponding Interest Payment Date or of any Security selected for redemption, except the unredeemed portion of any Security being redeemed in part.

          6. Persons Deemed Owners. The registered Holder of a Security shall be treated as its owner for all purposes.

          7. Redemption. The Securities will be redeemable, in whole or in part, at any time at the option of the Issuers, upon not less than 30 nor more than 60 days' prior notice as provided in the Indenture, at a redemption price (the "Redemption Price") equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed or (ii) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed discounted to the date of redemption (the "Redemption Date") on a semiannual basis (assuming 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as hereafter defined), plus, in each case, accrued but unpaid interest to the Redemption Date.

          The Adjusted Treasury rate means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue (as hereafter defined), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as hereafter defined) for such Redemption Date, plus 0.25%.

          Comparable Treasury Issue means the United States Treasury security selected by a Quotation Agent (as hereafter defined) as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

          Comparable Treasury Price means, with respect to any Redemption Date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (a) the average of the Reference Treasury Dealer Quotations (as hereafter defined) for such Redemption Date or (b) if the Issuers obtain only one Reference Treasury Dealer Quotation, the Reference Treasury Dealer Quotation.

          Quotation Agent means one of the Reference Treasury Dealers appointed by the Issuers and certified to the Trustee by the Issuers.

          Reference Treasury Dealer means each of Chase Securities Inc., NationsBanc Montgomery Securities LLC, ABN AMRO Incorporated, BNY Capital Markets, Inc., First Chicago Capital Markets, Inc. and J.P. Morgan Securities Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government Securities dealer in New York City (a "Primary Treasury Dealer"), the Issuers shall substitute therefor another Primary Treasury Dealer and certify same to the Trustee.

          Reference Treasury Dealer Quotations means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Issuers and certified to the Trustee by the Issuers, of the bid and asked priced for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuers by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

          8. Amendments and Waivers. Subject to certain exceptions and limitations, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Debt Securities of all series of Debt Securities affected by such amendment or supplement (acting as one class), and any existing or past Default or Event of Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of the principal of or premium, if any, or interest on the Securities) by the Holders of at least a majority in principal amount of the then outstanding Debt Securities of any series or of all series (acting as one class) in accordance with the terms of the Indenture. Without the consent of any Holder, the Partnership, the Corporation and the Trustee may amend or supplement the Indenture or the Securities or waive any provision of either, to cure any ambiguity, omission, defect or inconsistency (provided such action does not adversely affect in any material respect the interests of the Holders); to comply with the provisions of the Indenture relating to merger, consolidation and certain other transactions; to provide for uncertificated Securities in addition to or in place of certificated Securities or to provide for the issuance of bearer securities; to provide any security for the Securities or to add guarantees of the Securities; to comply with any requirement in order to effect or maintain the qualification of the Indenture under the TIA; to add to the covenants of the Issuers for the benefit of the Holders of the Securities, or to surrender any right or power conferred by the Indenture upon the Issuers; to add any additional Events of Default with respect to all or any series of the Debt Securities; to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when there is no outstanding Debt Security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected in any material respect by such changes in or elimination of such provisions; to establish the form or terms of Debt Securities of any series; to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Securities pursuant to the Indenture, provided that any such action shall not adversely affect the interest of the Holders of the Securities or any other series of Debt Securities in any material respect; to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of the Indenture; to provide for the issuance of Exchange Securities (as defined in the Indenture) pursuant to the Registration Rights Agreement (as defined in the Indenture); or to make any other change that does not adversely affect the rights of any Holder.

          The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Issuers to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date fixed in accordance with the terms of the Indenture.

          Without the consent of each Holder affected, the Issuers may not (i) change the Stated Maturity of the principal of (or premium, if any, on) or any installment of interest on any Security, or reduce the principal amount thereof (or any premium, if any, thereon) or the rate of interest, if any, thereon, or adversely affect the right of repayment, if any, at the option of the Holder, or change any Place of Payment where any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or on or after any Redemption Date or Repayment Date); (ii) reduce the aforesaid percentage in aggregate principal amount of Debt Securities, the consent of the Holders of which is necessary to execute any supplemental indenture; or (iii) reduce the percentage in principal amount of outstanding Debt Securities, the consent of the Holders of which is necessary to modify or waive any Default under the Indenture.

          A supplemental indenture that changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities under the Indenture, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Debt Securities of any other series.

          9. Defaults and Remedies. Events of Default are defined in the Indenture and generally include: (i) default by the Issuers for 30 days in payment of any interest on the Securities; (ii) default by the Issuers in any payment of principal of (or premium, if any, on) the Securities; (iii) default by the Issuers in observing or performing any of their other covenants or agreements in, or provisions of, the Securities or in the Indenture which shall not have been remedied within 60 days after written notice to the Issuers by the Trustee or to the Issuers and Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities then outstanding affected by such default; or (iv) certain events involving bankruptcy, insolvency or reorganization affecting the Issuers. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities of the series affected by such default (or, in the case of an Event of Default described in clause (iii) above, if outstanding Debt Securities of other series are affected by such Default, then at least 25% in principal amount of the then outstanding Debt Securities so affected), may declare the principal of and interest on all the Securities to be immediately due and payable, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization affecting the Issuers, all outstanding Securities become due and payable immediately without further action or notice. The amount due and payable upon the acceleration of any Security is equal to 100% of the principal amount thereof plus accrued interest to the date of payment. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Securities (or affected Debt Securities) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or may direct the Trustee in its exercise of any trust or power conferred on the Trustee. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Issuers must furnish an annual compliance certificate to the Trustee.

          10. Discharge Prior to Maturity. The Indenture with respect to the Securities shall be discharged and canceled upon the payment of all of the Securities and shall be discharged except for certain obligations upon the irrevocable deposit with the Trustee of funds or U.S. Government Obligations sufficient for such payment.

          11. Trustee Dealings with the Issuers. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not Trustee.

          12. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Issuers shall not have any liability for any obligations of the Issuers under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

          13. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          14. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed thereon.

          15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          16. Restrictions on Transfer; Additional Rights of Holders of Transfer Restricted Securities. By its acceptance of any Security bearing a legend restricting transfer, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in the officers' certificate executed pursuant to Section 2.04 of the Indenture in respect of the Securities and such legend and agrees that it will transfer such Security only as provided in such officers' certificate and in the Indenture. In addition to the rights provided by Holders of Securities under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement.

          THE ISSUERS WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUEST MAY BE MADE TO:

          EQUISTAR CHEMICALS, LP
          1221 MCKINNEY
          HOUSTON, TEXAS 77010
          TELEPHONE:  (713) 652-7200
          ATTENTION:  GENERAL COUNSEL

                      SCHEDULE OF EXCHANGES OF SECURITIES

The following exchanges of a part of this Global Note for Definitive Notes [or a part of a Regulation S Global Note]/3/ [or a part of a Rule 144A Global Note]/4/ have been made:

                                                                  Principal Amount
                           Amount of             Amount of         of this Global        Signature of
                          decrease in           increase in        Note following     authorized officer
                       Principal Amount      Principal Amount       such decrease       of Trustee or
 Date of Exchange     of this Global Note   of this Global Note     (or increase)     Security Custodian
-------------------   -------------------   -------------------   -----------------   ------------------










-----------------
/3/   To be included in a Rule 144A Global Note.
/4/   To be included in a Regulation S Global Note.

                                ASSIGNMENT FORM

          To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to_______________________________________________
               (Insert assignee's social security or tax I.D. number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               (Print or type assignee's name, address and zip code)

and irrevocably appoint_______________________________________________________
as agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:                          Your Signature:
     ---------------------                    ----------------------------------
                                 (Sign exactly as your name appears on
                                    the face of this Security)

Signature Guarantee:
                    ------------------------------------------------------------
                         (Participant in a Recognized Signature
                             Guaranty Medallion Program)



          This assignment relates to $_____ principal amount of ___% Notes held in /5/______ book-entry or /5/ ______ definitive form by _____________________
(the "Transferor").

          The Transferor has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

          In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture, as supplemented, relating to the above-captioned Notes and that the transfer of this Note does not require registration under the Securities Act (as defined below) because:/5/

     [_] Such Note is being acquired for the Transferor's own account without transfer.

     [_]  Such Note is being transferred to the Issuers.

     [_] Such Note is being transferred pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended (the "Securities Act").

     [_] Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), in accordance with Rule 144A under the Securities Act.

------------------
/5/    Fill in blank or check appropriate box, as applicable.

     [_] Such Note is being transferred pursuant to an exemption from registration in accordance with Rule 904 of Regulation S under the Securities Act, based upon an opinion of counsel if the Issuers or the Trustee so requests, together with a certification in substantially the form of attached to the Indenture.



                              ------------------------------------------
                              [INSERT NAME OF TRANSFEROR]


                              By:
                                 ---------------------------------------
                              Name:
                              Title:
                              Address:

Date:
     --------------------

EXHIBIT B
FORM OF TRANSFER CERTIFICATE FOR TRANSFER TO QUALIFIED INSTITUTIONAL BUYERS

                                    [Date]

The Bank of New York

Re:  __% Notes Due ___ of Equistar Chemicals, LP and Equistar Funding
     Corporation

     (the "Notes")

Dear Sirs:

     Reference is hereby made to the Indenture dated as of January 15, 1999, as amended and supplemented by the First Supplemental Indenture thereto, and as from time to time thereafter, (the "Indenture") between Equistar Chemicals, LP and Equistar Funding Corporation, as issuers, and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture. This letter relates to $___________ aggregate principal amount of Notes which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Rule 144A Global Note.

     In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Notes and (ii) Rule 144A under the United States Securities Act of 1933, as amended ("Rule 144A"), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

     You and the issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

     Very truly yours,

     [Name of Transferor]


     By:____________________________

     _______________________________

     Authorized Signature                     Signature Medallion Guaranteed

     EXHIBIT C

     FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH

TRANSFERS PURSUANT TO REGULATION S

                                        [Date]
The Bank of New York

Re:  __% Notes Due ___ of Equistar Chemicals, LP and Equistar Funding
     Corporation

     (the "Notes")

Dear Sirs:

     In connection with our proposed sale of $________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

     (a)  the offer of the Notes was not made to a person in the United States;

     (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

     (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

     (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

     (e) we are the beneficial owner of the principal owner of Notes being transferred.

     In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

You and the issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

     Very truly yours,

     [Name of Transferor]

     By:____________________________

     _______________________________

     Authorized Signature                     Signature Medallion Guaranteed